Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201169) of Rice Midstream Partners LP of our report dated October 1, 2014 relating to the financial statements of North System, which appears in this Form 10-K..

/s/PricewaterhouseCoopers LLP

Houston, Texas
March 13, 2015